                                AMERIKING, INC
                              CALCULATION OF EPS

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
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                                                                                        Dec. 29, 1998 to      Dec. 30, 1997 to
                                                                                        -----------------     -----------------
                                                                                          June 28, 1999         June 29, 1998
                                                                                        -----------------      ----------------
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
INCOME (LOSS) BEFORE EXTRAORDINARY ITEM                                                        193,000                1,243,000
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Earnings available to stockholders
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Dividends
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  Preferred Stock                                                                             (288,000)                (225,000)
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  Senior Preferred Stock                                                                    (2,575,000)              (2,262,000)
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Amortization of issuance costs                                                                 (60,000)                 (60,000)
                                                                                            ----------               ----------
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Income (loss) befor extraordinary item available to common stockholders                     (2,730,000)              (1,304,000)
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Extraordinary item - loss from early extinguishment of debt (net of taxes)                           -                        -
                                                                                            ----------               ----------
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Income (loss) available to common stockholders                                              (2,730,000)              (1,304,000)
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Weighted average number of common shares                                                       902,992                  902,992
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Dilutive effect of options and warrants                                                              -                        -
                                                                                            ----------               ----------
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Weighted average number of common shares outstanding - basic                                   902,992                  902,992
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Net income (loss) per common share before extraordinary item - basic                             (3.02)                   (1.44)
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Extraordinary item - basic                                                                           -                        -
                                                                                            ----------               ----------
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Net income (loss) per common share - basic                                                       (3.02)                   (1.44)
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Net income (loss) per common share before extraordinary item - diluted                           (3.02)                   (1.44)
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Extraordinary item - diluted                                                                         -                        -
                                                                                            ----------               ----------
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Net income (loss) per common share - diluted                                                     (3.02)                   (1.44)
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Weighted average number of common shares basic:
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  Original shares                                                                              863,290                  863,290
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  Option shares                                                                                  9,702                    9,702
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  Warrant shares                                                                                     -                        -
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  Common stock units                                                                            30,000                   30,000
                                                                                            ----------               ----------
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  Total                                                                                        902,992                  902,992
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Weighted average number of common shares - diluted
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  Original shares                                                                              863,290                  863,290
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  Option shares                                                                                  9,702                    9,702
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  Warrant shares                                                                                     -                        -
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  Common stock units                                                                            30,000                   30,000
                                                                                            ----------               ----------
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  Total                                                                                        902,992                  902,992
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